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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 31, 2003


                            CTI GROUP (HOLDINGS) INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                    000-10560                 51-0308583
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                                ----------------



                       333 North Alabama Street, Suite 240
                             Indianapolis, IN 46204
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                    (Address of principal executive offices)


                                 (317) 262-4666
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                         (Registrant's telephone number,
                              including area code)


                                 Not Applicable
        ----------------------------------------------------------------
                         (Former name or former address,
                         if changed since last report)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         CTI Group (Holdings) Inc. (the "Company") had previously reported in its periodic reports filed with the Securities and Exchange Commission that the Company held a promissory note (the "Note") of CDS Holdings, LLC ("CDS") in the original principal amount of approximately $10.5 million. CDS issued the Note to the Company relating to February 2001 merger (the "Merger") of Centillion Data Systems, Inc. ("Centillion") with the Company. CDS is a limited liability company owned by the former Centillion stockholders and directors ("Centillion Affiliates"). Centillion Affiliates beneficially own, in the aggregate, the majority of the Company's outstanding shares of Class A and Class B common stock. Some of Centillion Affiliates also serve as directors and executive officers of the Company.

         To secure the payment of the Note, CDS granted the Company a security interest in substantially all of CDS' assets, which had been transferred to CDS from Centillion prior to the Merger. In connection with the Merger, the Company was obligated to issue shares of Class A common stock to Centillion Affiliates for principal payments on the Note at a per share value of 88% of the average market value of Class A common stock at the time of issuance. If the Note were not fully paid in five years from the date of the Merger, it was to be appraised, and the Company would be required to issue shares of the Company's Class A common stock for the appraised value to Centillion Affiliates at 88% of the average market value. As of December 31, 2003, no payments were made to the Company on the Note. The Company ascribed no net value to the Note in its financial statements as a result of the uncertainty related to the realizability of the Note. The Company believes that, as of December 31, 2003, the value of the net assets securing the Note was less than approximately $250,000.

         On December 31, 2003, the Company and CDS entered into the Asset Purchase Agreement (the "Agreement"), attached hereto as Exhibit 10.1. Pursuant to the Agreement, the Company acquired all assets of CDS, excluding certain cash assets (the "Assets"). CDS' membership interest ("XILA Interest") in XILA Communications, LLC ("XILA") constitutes most of the Assets purchased by the Company. CDS transferred the Assets to the Company in exchange for (i) the cancellation of the Note; (ii) the Company's payment or performance, when due, of certain assumed obligations of CDS; and (iii) the Company's performance, when due, of the post-closing covenants contained in the Agreement.

         One of the Company's post-closing covenants requires the Company (i) to issue the number of shares of Class A common stock to Centillion Affiliates, on or before June 30, 2005, determined by dividing the fair market value of the Assets, excluding the value of XILA Interest, by an amount equal to 88% of the average market value of a share of Class A common stock as of December 31, 2003; and (ii) to use the Company's commercially reasonable efforts to sell XILA Interest or all or substantially all of XILA's assets to a third party on or before June 30, 2005 and to issue to Centillion Affiliates the number of shares of Class A common stock determined by dividing the net proceeds received by the Company in such sale by an amount equal to 88% of the average market value of a share of Class A common stock as of the date of such sale. However, if the sale of XILA does not occur on or before June 30, 2005, Centillion Affiliates will not be entitled to receive shares of Class A common stock pursuant to Paragraph
(ii) above.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

None.

(b) Pro forma financial information.

None.

(c) Exhibits.

Exhibit 10.1 Asset Purchase Agreement, dated as of December 31, 2003, by and between the Company and CDS.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CTI GROUP (HOLDINGS) INC.
                                             (Registrant)


Date: January 15, 2004                       By:  /s/ Manfred Hanuschek
                                                  ------------------------------
                                                  Name:  Manfred Hanuschek
                                                  Title: Chief Financial Officer